Exhibit 99.1

The Board of Directors,

June 2nd, 2025

HASHDEX ASSET MANAGEMENT LTD.

PO Box 309, Ugland House, Grand Cayman,

KY1-1104, Cayman Islands

RESIGNATION AS DIRECTOR

Dear Sirs,

I am formally tendering my resignation as Director of Hashdex Asset Management Ltd. (the “Company”) and all covered entities, effective after June 2nd, 2025, in accordance with the provisions outlined in Article 28.1 of the entity’s memorandum.

With this letter I declare that:

1.	I am no longer interested in acting as a Director of the Company and all covered entities;

2.	I am aware that if I wish to act on any other covered entity or to resume directorship services after this resignation, I will need to re-apply under the Directors Registration and Licensing Law (the “DRLL”).

This resignation is made without prejudice to any entitlement I may have under the Company’s Articles of Association for indemnification arising from my service as a Director.

Furthermore, I affirm unequivocally that I have no outstanding claims against the Company, whether related to loss of office, arrears of pay, or any other matter.

/s/ Bruno Leonardo Kmita de Oliveira Passos
Bruno Leonardo Kmita de Oliveira Passos